Exhibit (a)(1)(E)

Offer to Purchase for
Not More Than $140,000,000 in Cash
by

of
its Class A Common Stock
at a Purchase Price of Not Greater Than $35.00
Nor Less Than $33.00 Per Share

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 27, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

February 28, 2012

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated February 28, 2012 (the "Offer to Purchase"), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by FBL Financial Group, Inc., an Iowa corporation (the "Company"), to purchase for cash up to $140,000,000 of its Class A Common Stock, without par value (the "Shares"), pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share or (2) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender, which will maximize the chances that their Shares will be purchased pursuant to the Offer.

        Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will determine a single price per Share (the "Purchase Price"), which will be not more than $35.00 and not less than $33.00 per Share, that it will pay for Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering Shares pursuant to Auction Tenders. Shares properly tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $33.00 per Share for purposes of determining the Purchase Price (which is the minimum price per Share pursuant to the Offer). The Purchase Price will be the lowest price per Share of not more than $35.00 and not less than $33.00 per Share, at which Shares have been properly tendered or have been deemed to be tendered pursuant to the Offer, that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $140,000,000. Shares properly tendered pursuant to an Auction Tender will only be taken up if the price specified in the Auction Tender is equal to or less than the Purchase Price.

        All Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares the Company seeks are properly tendered and not properly withdrawn. Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

        On February 26, 2012, the Company entered into a repurchase agreement (the "Repurchase Agreement") with Iowa Farm Bureau Federation ("IFBF"), the owner of 15,398,974 Shares (representing 52.2% of the outstanding Shares) pursuant to which the Company agreed to purchase up to an aggregate of 1,000,000 Shares from IFBF at the Purchase Price (the "Share Repurchase"). The Share Repurchase is scheduled to close on the eleventh business day following the expiration of the Offer. The aggregate number of Shares to be repurchased under the Repurchase Agreement will be proportionately reduced in the event that the Company purchases less than the maximum number of Shares that it is able to purchase at the Purchase Price pursuant to the terms of the Offer. The transactions contemplated by the Repurchase Agreement are conditioned upon, among other matters, the Company purchasing Shares in the Offer in accordance with this Offer to Purchase. IFBF desired to participate in the Offer but did not wish to participate to the full extent of its pro rata ownership in the Company. As a result, a Special Committee of the Company's Board of Directors, in consultation with IFBF, determined that a reasonable approach to allow IFBF to participate in the share repurchase transactions was to have IFBF agree in advance of the public announcement of the Offer to sell a specified number of Shares to us following the completion of the Offer at the Purchase Price, subject to proration if the Offer was not fully subscribed.

        If the Offer is fully subscribed, the completion of the Offer and the Share Repurchase will result in the repurchase by the Company of between $173,000,000 and $175,000,000 of Shares in the aggregate. If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by the Company of 5,000,000 Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, the completion of the Offer and the Share Repurchase will result in the repurchase by the Company of 5,242,424 Shares.

        If the Offer is fully subscribed at a Purchase Price of $35.00, the maximum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 58.7% of the then-outstanding Shares. If the Offer is fully subscribed at a Purchase Price of $33.00, the minimum Purchase Price pursuant to the Offer, following the completion of the Share Repurchase, IFBF's ownership percentage will increase to 59.3% of the then-outstanding Shares. Because a portion of its Shares are being purchased under the Repurchase Agreement, IFBF has agreed not to tender Shares in the Offer pursuant to the Repurchase Agreement.

        In addition, each of the Company's managed affiliates, Farm Bureau Property & Casualty Insurance Company ("FBP&C"), which owns 727,262 Shares (representing 2.5% of the outstanding Shares), and Western Agricultural Insurance Company ("WAG"), which owns 167,084 Shares (representing 0.6% of the outstanding Shares), have informed the Company regarding its intent with respect to the Offer. FBP&C informed the Company that it intends to tender a portion of its Shares pursuant to the Offer. WAG informed the Company that it intends to tender a portion of its Shares pursuant to the Offer.

        In addition to the Shares owned by IFBF, IFBF owns 761,855 shares of Class B common stock, without par value, of the Company (the "Class B Shares") and 5,000,000 shares of Series B preferred stock, without par value, of the Company (the "Series B Preferred Shares"). In addition to the Shares owned by FBP&C, FBP&C owns 213,590 Class B Shares. In addition to the Shares owned by WAG, WAG owns 25,400 Class B Shares. Each outstanding share of the Company's common stock is entitled to one vote per share on each matter submitted to the vote of shareholders, except in the election of directors. The Shares, together with the Series B Preferred Shares, vote for the election of Class A directors, and the Class B Shares vote for the election of Class B directors. The Series B Preferred Shares are entitled to two votes per share. The Class B Shares are subject to certain transfer restrictions in a Class B Stockholders' Agreement. If Class B Shares are sold to a person or entity not affiliated with the American Farm Bureau Federation, such shares will automatically convert to Shares. In addition, Class B Shares may be converted into Shares at any time at the option of the holder of Class B Shares.

        Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $140,000,000, the Company will purchase Shares: (1) first, from all holders of "odd lots" of less than 100 Shares who properly tender all of their Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date; (2) second, from all other shareholders who properly tender Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Shares (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), until the Company has purchased Shares resulting in an aggregate purchase price of $140,000,000; and (3) third, only if necessary to permit the Company to purchase Shares resulting in an aggregate purchase price of $140,000,000, from holders who properly tender Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

        Because of the "odd lot" priority, proration and conditional tender provisions described above, the Company may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

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        We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

  1.
  You may tender your Shares at a price not greater than $35.00 nor less than $33.00 per Share, in increments of $0.25, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

  2.
  You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

  3.
  The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

  4.
  The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 27, 2012, unless the Offer is extended or withdrawn.

  5.
  Tendering shareholders whose Shares are registered in their own names and who tender directly to the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

  6.
  If you wish to tender Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Shares. We must submit a separate Letter of Transmittal on your behalf for each price at which you are tendering Shares.

  7.
  If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price prior to the Expiration Date, and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.

  8.
  If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned "Conditional Tender" in the attached Instruction Form.

  9.
  Any tendering shareholder or other payee who is a U.S. Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from backup withholding tax. See Sections 3 and 14 of the Offer to Purchase.

        If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all your Shares as purchase price tenders unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on March 27, 2012, unless the Offer is extended or withdrawn.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by the Dealer Manager

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(as described in Section 17 of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        WHILE THE COMPANY'S BOARD OF DIRECTORS, INCLUDING A SPECIAL COMMITTEE THEREOF COMPOSED OF THREE INDEPENDENT DIRECTORS, HAS AUTHORIZED THE OFFER, IT HAS NOT, NOR HAS THE SPECIAL COMMITTEE, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR OWN TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

        CERTAIN OF THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED THE COMPANY THAT THEY INTEND TO TENDER A PORTION OF THEIR SHARES IN THE OFFER. FOR THE DIRECTORS AND EXECUTIVE OFFICERS THAT DO INTEND TO TENDER, THE AMOUNT OF SHARES TENDERED WILL DEPEND ON THE INDIVIDUAL'S FACTS AND CIRCUMSTANCES. A DECISION TO TENDER SHARES IN THE OFFER IS DEPENDENT ON MARKET AND OTHER FACTORS, AND IS SUBJECT TO CHANGE. SEE SECTION 11 OF THE OFFER TO PURCHASE.

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INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for
Not More Than $140,000,000 in Cash
by

of
its Class A Common Stock
at a Purchase Price of Not Greater Than $35.00
Nor Less Than $33.00 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 28, 2012 (the "Offer to Purchase"), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by FBL Financial Group, Inc., an Iowa corporation (the "Company"), to purchase for cash up to $140,000,000 of its Class A Common Stock, without par value (the "Shares"), pursuant to (1) auction tenders at prices specified by the tendering shareholders of not greater than $35.00 nor less than $33.00 per Share or (2) purchase price tenders, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal.

        The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer. Shareholders who properly tender Shares without specifying whether they are making an Auction Tender or a Purchase Price Tender will be deemed to have made a Purchase Price Tender.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:                                      Shares

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS
(CHECK ONLY ONE BOX):

(1)
AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

  By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares will be purchased if the price checked below is higher than the Purchase Price. A SHAREHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ Price $33.00	☐ Price $33.75	☐ Price $34.50
☐ Price $33.25	☐ Price $34.00	☐ Price $34.75
☐ Price $33.50	☐ Price $34.25	☐ Price $35.00

OR

(2)
PURCHASE PRICE TENDER (SEE INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL)

☐
By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered," the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $33.00 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $33.00 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 6 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS
(See Section 1 of the Offer to Purchase and Box 7 of the Letter of Transmittal)

        Under certain conditions, shareholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

  ☐
  is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

  ☐
  is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

        In addition, the undersigned is tendering Shares either (check one box):

  ☐
  at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

  ☐
  at the price per Share indicated above in the section captioned "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered."

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Box 7 of the Letter of Transmittal)

            A tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder's responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of Shares that must be purchased from me, if any are purchased from me, is:                                      Shares.

            If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐
The tendered Shares represent all Shares held by the undersigned.

            The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):	(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:
Dated: , 2012